Nicor Gas
Form 10-Q
Exhibit 3.01

FORM BCA 10.30R (rev. Dec. 2003)
ARTICLES OF AMENDMENT
RESTATED ARTICLES
OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217)782-l832
http://www. cyberdriveillinois. com

Remit payment in the form of a check or money order payable to the Secretary of State.

____________________________________ File # ____________________________ Filing Fee: $150.00 Approved:
____________                           __________Submit in duplicate _____                             __________ Type or Print clearly in black ink______                         ______ Do not write above this line ___________________

1. CORPORATE NAME:        Northern Illinois Gas Company
                    (Note 1)
2. MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of Incorporation was adopted on       July 20
                                        (Month &Day)
   2006    in the manner indicated below. ("X"one box only)
(Year)

[ ]  By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)
[ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)
[ X] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
[ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                   (Note 4)
[ ]  By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.
  A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.
  Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                   (Notes 4&5)
[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.
A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                          (Note 5)

C-326

3(a) List all provisions of the restated articles of incorporation that amend the existing articles of incorporation:

As permitted by subsection (a)(8) of Section 10.30, the restated articles of incorporation of Northern Illinois Gas Company do not set forth the information required by paragraphs 3,4 and 6 of subsection (a) of Section 2.10. Information required by paragraphs 3 and 6 of subsection (a) of Section 2.10 had been contained in Articles Two and Six of the existing articles of incorporation of Northern Illinois Gas Company, respectively. Additionally, information permitted (but not required) to be included in articles of incorporation by Section 2.10(b)(iv) had been contained in Article Nine of the existing articles of incorporation of Northern Illinois Gas Company. That information related solely to the estimated value of property and business of Northern Illinois Gas Company for the year following its incorporation. That information is no longer relevant and has been removed from the restated articles of incorporation. Accordingly, Articles Two, Six and Nine of the restated articles of incorporation of Northern Illinois Gas Company contain no textual information other than the notation "Intentionally Left Blank."

3(b) Text of the Restated Articles of Incorporation: (Note 6)
(Attach additional pages if extra space is needed,)

(a)The text of the restated articles of incorporation of Northern Illinois Gas Company consisting of 31 pages, is attached.

(b)Northern Illinois Gas Company was incorporated on January 12, 1976 under the name of NEW UTILITY, INC. It changed its name to Northern Illinois Gas Company pursuant to an amendment to its articles of incorporation effective April 30, 1976.

(c)As of the date hereof, the address of the registered office of Northern Illinois Gas Company is 1844 Ferry Road, Naperville, Illinois 60563 and the name of its registered agent is Paul C. Gracey, Jr.

(d)The following chart shows (i) by class (and, as applicable, by series within each class), the number, of shares of stock of Northern Illinois Gas Company that are authorized and issued, and par value and (ii) the total paid-in-capital of Northern Illinois Gas Company.

Class	Number of Shares Authorized	Number of Shares Issued	Par Value
Preferred
Series 4.48	33,0000	33,0000	$100
Series 5.0	8,0000	8,0000	$100
Series 4.60 Conv.	8,7500	8,7500	$100
Series 5 Conv.	5,2588	5,2588	$100
Undesignated Pref	10,000,0000	00	$100
Preferred Unallocated	744,9922	00	no par
Common	25,000,0000	15,232,4144	$5
Total Paid-In Capital: $131,748,963.988

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

No change.

5. (a)The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

No change.

(b)The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (if not applicable, insert "No change")
                    (Note 7)

      Before Amendment      After Amendment

Paid-in Capital       $                 $ No change

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated           July 20,  2006                          Northern Illinois Gas Company
(Month & Day) (Year)                         (Exact Name of Corporation at date of execution)
       /s/ PAUL C. GRACEY, JR.
(Any Authorized Officer’s Signature)

      Paul C. Gracey, Jr., Secretary
(Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10. 10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated              ,
(Month & Day)             (Year)

RESTATED

ARTICLES OF INCORPORATION

NORTHERN ILLINOIS GAS COMPANY

Article One

The name of the corporation is Northern Illinois Gas Company.

Article Two

Intentionally Left Blank

Article Three

The duration of the corporation is Perpetual.

Article Four

The purpose or purposes for which the corporation is organized are:

To purchase or otherwise acquire, to explore for and to produce, manufacture, refine, store, exchange, transport by pipeline, ship, or any other type of conveyance, distribute and sell gas and all other forms of energy for fuel, heating, cooling, lighting and any and all other purposes; to purchase, produce, distribute and sell steam or hot water for heating or other purposes; to engage in industrial, commercial and other activities of every kind in which gas or other forms of energy are usable; to manufacture, purchase, sell, and otherwise dispose of and deal in apparatus, appliances, commodities, goods, wares and merchandise necessary or convenient for or incidental to such purposes or any of them; to purchase, lease or otherwise acquire, and to construct, install, own, manage, maintain and operate, plants, buildings, structures, works, mains, pipes, conduits, ships, conveyances of every type, apparatus and any and all other property necessary or convenient for or incidental to such purposes or any of them, to render consulting services in connection with such purposes or any of them; to finance for others the purchase, construction or installation of properties, plants, buildings, structures, mains, pipes, equipment, ships, conveyances of every type, apparatus, appliances and facilities in the operation of which gas or other forms of energy are usable; to acquire, own, use, convey, and otherwise dispose of and deal in real property or any interest therein; and to do any and all of the above specified things directly or through subsidiaries or in participation by partnership, joint venture or otherwise with other persons, firms or entities.

Article Five

Paragraph 1: The aggregate number of shares which the Company is authorized to issue is 35,800,000 divided into three classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (if any)	Number Of shares	Par value per share or statement that shares are without par value
Preferred	See Paragraph 2-I(a)	800,000	$100.00
Preference	See Paragraph 2-II(a)	10,000,000	without par value
Common	None	25,000,000	$5.00

As used in Division I of Paragraph 2 of this Article Five, “junior stock” shall mean the Preference Stock, the Common Stock or stock of any other class ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets.

As used in Division II of Paragraph 2 of this Article Five, “junior stock” shall mean the Common Stock or stock of any other class ranking junior to the Preference Stock with respect to the payment of dividends or the distribution of assets.

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

I. PREFERRED STOCK

(a) Issue of Preferred Stock in Series. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, the Preferred Stock in series, and to fix and determine as to each such series:

(1)  the designation of, and the number of shares to be issuable in, such series; provided, however, that if the Board of Directors, at any time after the initial issue of shares of any series issued with the privilege of conversion into shares of the Common Stock, shall provide for the issue of additional shares of such series, such additional shares shall not be offered by the Company at a price per share less than that at which the shares of such series initially issued shall have been offered;

(2)  the dividend rate per annum for the shares of such series, expressed either as a dollar amount per share or as a percentage of the par value thereof;

(3)  the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(4)  the amount payable upon each of such shares in the event of voluntary dissolution, liquidation or winding up of the Company;

(5)  the amount payable upon each of such shares in the event of involuntary dissolution, liquidation or winding up of the Company;

(6)  sinking fund provisions, if any, for the redemption or purchase of such shares (the term “sinking fund,” as used herein, including any analogous fund, however designated); and

(7)  if such shares are to be issued with the privilege of conversion into shares of the Common Stock the terms and conditions on which such shares may be so converted.

In all other respects shares of the Preferred Stock of all series shall be identical.

So long as any shares of any series of the Preferred Stock shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended so as adversely to affect any of the preferences or other rights of the holders of the shares of such series, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended with such vote or consent.

(b) Priority. The Preferred Stock shall be prior and senior to the Preference Stock and the Common Stock as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Company.

(c) Dividends. Holders of the Preferred Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors, at such rate per annum as shall have been fixed by the Board of Directors for the shares of such series. Dividends on the Preferred Stock of all series shall, unless otherwise provided by the Board of Directors, be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly payment to be in respect of the quarterly period (or portion thereof in the case of the first dividend payable on shares, if any, of any series issued between quarterly dividend payment dates) ending with the day next preceding the date of such payment. Dividends on the Preferred Stock of each series shall be cumulative with respect to each share from the date of issue thereof. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Preferred Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series of Preferred Stock, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

No funds shall be paid into or set aside for any sinking fund created for any series of the Preferred Stock or for any stock of any class ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, unless all dividends on the Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds.

No dividend shall be paid or other distribution made on any junior stock, other than a dividend or distribution solely of shares of junior stock, and no junior stock shall be purchased or otherwise acquired by the Company for a consideration, unless (1) all dividends on the Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds, and (2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Preferred Stock shall have been so paid or set aside.

If the date of any payment or setting aside of funds, referred to in the second preceding paragraph, or the date of payment of any dividend or making of any other distribution or any purchase or other acquisition, referred to in the next preceding paragraph, shall be a quarterly Preferred Stock dividend payment date, the references in such paragraphs to “the current quarterly dividend period” shall be inapplicable for all of the purposes thereof.

(d) Redemption of Preferred Stock. Subject to the limitations stated in subdivision (e) hereof and except as may be otherwise provided by the Board of Directors in respect of the shares of a particular series, shares of any one or more series of the Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice hereinafter provided for, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares which are to be redeemed.

If at any time less than all shares of any series of the Preferred Stock shall be called for redemption, the shares so called shall be selected by lot in such manner, or pro rata, all as may be determined by the Board of Directors.

Notice of any proposed redemption shall be given by the Company by mail, or caused by the Company to be so given, not more than 60 nor less than 30 days prior to the redemption date, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Company.

If notice of redemption shall have been duly given as hereinabove provided and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, then, on and after the redemption date, all shares for the redemption of which such funds shall have been so set aside shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease and terminate on the redemption date, except only the right of the holders of the certificates for such shares to receive, out of the funds so set aside, the amount payable upon the redemption thereof without interest.

At any time before the redemption date the Company may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago, State of Illinois, or in the Borough of Manhattan, the City of New York, State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (1) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (2) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date of such deposit shall be paid over to the Company forthwith. At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Company, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Company for amounts equal to their pro rata portions of the funds so paid over, without interest. Any interest on or other accretions to funds deposited with such bank or trust company shall belong to the Company.

The provisions of this subdivision (d) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Preferred Stock as well as to the optional redemption of shares, except to the extent, if any, that the terms of such sinking fund, as fixed and determined by the Board of Directors, shall expressly otherwise provide.

(e) Limitations on Redemption and Purchase of Preferred Stock. If and so long as the Company shall be in default in the payment of any quarterly dividend on shares of any series of the Preferred Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Preferred Stock, the Company shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

(1) redeem any shares of the Preferred Stock unless all shares thereof are redeemed; or

(2) purchase or otherwise acquire for a consideration any shares of the Preferred Stock, except pursuant to offers of sale made by holders of the Preferred Stock in response to an invitation for tenders given simultaneously by the Company by mail to the holders of record of all shares of the Preferred Stock then outstanding at their respective addresses then appearing on the records of the Company.

(f) Status of Preferred Stock Redeemed, Purchased or Otherwise Reacquired. All shares of the Preferred Stock of any series which shall have been redeemed, purchased or otherwise reacquired by the Company may have the status of authorized and unissued shares of Preferred Stock, as may, in each case, be determined by the Board of Directors.

(g) Liquidation Preference. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Preferred Stock of each series shall be entitled to receive out of the assets of the Company, before any payment or distribution shall be made to the holders of any junior stock, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series. If upon any such dissolution, liquidation or winding up, the assets of the Company available for payment to stockholders are not sufficient to make payment in full to holders of the Preferred Stock, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall then be outstanding more than one series of the Preferred Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

(h)  Restrictions on Certain Corporate Action. (1) So long as any shares of the Preferred Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

(A) create or authorize any stock of any class ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets; or

(B) amend the Articles of Incorporation of the Company so as adversely to affect any of the preferences or other rights of the holders of the Preferred Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preferred Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of each series so adversely affected shall be required.

(2)  So long as any shares of the Preferred Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

(A) issue any shares of the Preferred Stock in excess of 300,000 shares, or any shares of stock of any other class, which may hereafter be authorized, ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets (other than for the purpose of effecting the retirement, by redemption, exchange or otherwise, of outstanding shares ranking at least on a parity with, and representing an aggregate amount of stated capital at least equal to the aggregate amount of the stated capital to be represented by, the shares proposed to be issued), if the aggregate amount of the stated capital represented by all Preferred Stock and all prior and parity stock to be outstanding after the proposed issue, after giving effect to the retirement of any Preferred Stock or any prior or parity stock to be retired in connection with such issue, would exceed 75% of the aggregate amount of the stated capital represented by all junior stock, plus the amount of the retained earnings of the Company and its consolidated subsidiaries, if any, as of the end of the preceding fiscal year (the term “stated capital,” as used in this subpart (A), includes any related paid-in surplus); or

(B) consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to a consolidation of the Company with or its merger into or the sale or transfer of the property and business of the Company as or substantially as an entirety to (i) any corporation which owns directly, or indirectly through one or more other corporations, 50% or more of the voting securities of the Company, (ii) any corporation 50% or more of the voting securities of which are so owned by the Company, or (iii) any corporation, when such consolidation, merger, sale or transfer shall be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises. The term “sale or transfer,” as used in this subpart (B), includes a lease or exchange but does not include a mortgage or pledge.

(i) Preemptive Rights. Holders of the Preferred Stock shall not have any preemptive rights.

SERIES OF PREFERRED STOCK - PREFERENCES

A. 4.48% Preferred Stock Preferences

I. Designation of Series and Number of Shares to be Issuable Therein. Such series of the Preferred Stock shall be designated 4.48% Preferred Stock, in which series 33,000 shares shall be issuable.

II. Annual Rate of Dividends. Dividends shall be payable on the shares of the 4.48% Preferred Stock at the rate of 4.48% per annum on the par value thereof, and no more.

III. Redemption. The shares of the 4.48% Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice and in the manner provided in subdivision (d) of Division I of Paragraph 2 of Article Five of the Articles of Incorporation of the Company.

The per share optional redemption prices of the shares of such series shall be $103.24 if redeemed before May 1, 1980, and $102.12 if redeemed on or after May 1, 1980, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

The redemption price of shares of the 4.48% Preferred Stock redeemed through the sinking fund provided in division V shall be $101 per share plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

IV. Liquidation Prices. The amount payable on each share of the 4.48% Preferred Stock in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the optional redemption price thereof applicable at the date fixed for payment, and no more. The amount payable on each share of such series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

V. Sinking Fund. Subject to the provision hereinafter set forth with respect to the application of reacquired shares of the 4.48% Preferred Stock in lieu of the setting aside of funds, the Company shall, on or before May 1 of each year beginning with the year 1976, so long as any shares of the 4.48% Preferred Stock shall be outstanding, set aside as a sinking fund for such stock, separate and apart from its other funds, but only to the extent of "available net income" (as hereinafter defined) for the preceding fiscal year of the Company, and in no case otherwise than out of legally available funds, an amount sufficient to redeem on such May 1, at the sinking fund redemption price, 3,000 shares of the 4.48% Preferred Stock. If in any year the full amount required for such redemption of said 3,000 shares shall not be set aside, the deficiency shall accumulate and the Company shall set aside on or before each succeeding May 1, until the deficiency is made good in full, all, or such part as may be required, of the amount, if any, by which available net income of the Company for the preceding fiscal year shall exceed the amount required for such redemption of said 3,000 shares. The amount set aside, as hereinabove provided, on or before each May 1 shall be applied to the redemption on such May 1 of the greatest number of whole shares redeemable, at the sinking fund redemption price, out of such amount, any unapplied excess to revert to the Company's general funds.

The term "available net income" as hereinabove used means, for any fiscal year, the net income of the Company for such year determined in accordance with generally accepted principles of accounting and as certified by independent public accountants, who may be regular auditors of the Company, but after deducting from such net income an amount equal to the aggregate of the dividends payable during such year, whether or not actually paid, on all shares of Preferred Stock (regardless of series) outstanding during such year.

In lieu of all or any part of the amount otherwise required by the provisions of this division V to be set aside in any year, the Company may (i) apply any shares of the 4.48% Preferred Stock, not previously so applied, which it shall have acquired or shall have redeemed otherwise than through the sinking fund, and (ii) take credit for any shares of the 4.48% Preferred Stock of the Company's predecessor, Northern Illinois Gas Company ("NI-Gas"), not previously applied to sinking fund purposes, which NI-Gas, prior to its merger into NICOR Inc., purchased or redeemed otherwise than through the sinking fund for such NI-Gas 4.48% Preferred Stock, such shares of the Company or of NI-Gas, as the case maybe, to be taken for the purposes of such application at the sinking fund redemption price.

VI. Status of 4.48% Preferred Stock Redeemed or Purchased. No shares of the 4.48% Preferred Stock redeemed, purchased or otherwise reacquired by the Company may be reissued as shares of the same series, but such shares shall have the status of authorized and unissued shares of Preferred Stock, subject to later issuance as shares of one or more other series hereafter established.

B.	5% Preferred Stock Preferences

I. Designation of Series and Number of Shares to be Issuable Therein. Such series of the Preferred Stock shall be designated 5% Preferred Stock, in which series 8,000 shares shall be issuable.

II. Annual Rate of Dividends. Dividends shall be payable on the shares of the 5% Preferred Stock at the rate of 5% per annum on the par value thereof, and no more.

III. Redemption. The shares of the 5% Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice and in the manner provided in subdivision (d) of Division I of Paragraph 2 of Article Five of the Articles of Incorporation of the Company.

The per share optional redemption prices of the shares of such series shall be $102 plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

The redemption price of shares of the 5% Preferred Stock redeemed through the sinking fund provided in division V hereof shall be $101 per share plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

IV. Liquidation Prices. The amount payable on each share of the 5% Preferred Stock in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the optional redemption price thereof, and no more. The amount payable on each share of such series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

V. Sinking Fund. Subject to the provision hereinafter set forth with respect to the application of reacquired shares of the 5% Preferred Stock in lieu of the setting aside of funds, the Company shall, on or before May 1 of each year beginning with the year 1976, so long as any shares of the 5% Preferred Stock shall be outstanding, set aside as a sinking fund for such stock, separate and apart from its other funds, but only to the extent of "available net income" (as hereinafter defined) for the preceding fiscal year of the Company, and in no case otherwise than out of legally available funds, an amount sufficient to redeem on such May 1, at the sinking fund redemption price, 2,000 shares of the 5% Preferred Stock. If in any year the full amount required for such redemption of said 2,000 shares shall not be so set aside, the deficiency shall accumulate and the Company shall set aside on or before each succeeding May 1, until the deficiency is made good in full, all, or such part as may be required, of the amount, if any, by which available net income of the Company for the preceding fiscal year shall exceed the amount required for such redemption of said 2,000 shares. The amount set aside, as hereinabove provided, on or before each May 1 shall be applied to the redemption on such May 1 of the greatest number of whole shares redeemable, at the sinking fund redemption price, out of such amount, any unapplied excess to revert to the Company's general funds.

The term "available net income" as hereinabove used means, for any fiscal year, the net income of the Company for such year determined in accordance with generally accepted principles of accounting and as certified by independent public accountants, who may be the regular auditors of the Company, but after deducting from such net income an amount equal to the aggregate of the dividends payable during such year, whether or not actually paid, on all shares of Preferred Stock (regardless of series) outstanding during such year.

In lieu of all or any part of the amount otherwise required by the provisions of this division V to be set aside in any year, the Company may (i) apply any shares of the 5% Preferred Stock, not previously so applied, which it shall have acquired or shall have redeemed otherwise than through the sinking fund, and (ii) take credit for any shares of the 5% Preferred Stock of the Company's predecessor, Northern Illinois Gas Company ("NI-Gas"), not previously applied to sinking fund purposes, which NI-Gas, prior to its merger into NICOR Inc., purchased or redeemed otherwise than through the sinking fund for such NI-Gas 5% Preferred Stock, such shares of the Company or of NI-Gas, as the case may be, to be taken for the purposes of such application at the sinking fund redemption price.

VI. Status of 5% Preferred Stock Redeemed or Purchased. No shares of the 5% Preferred Stock redeemed, purchased or otherwise reacquired by the Company may be reissued as shares of the same series, but such shares shall have the status of authorized and unissued shares of Preferred Stock, subject to later issuance as shares of one or more other series.

C.	4.60% Convertible Preferred Stock Preferences

I. Designation of Series and Number of Shares to be Issuable Therein. Such series of the Preferred Stock shall be designated 4.60% Convertible Preferred Stock (hereinafter called the "4.60% Convertible Series"), in which not more than 17,500 shares shall be issuable.

II. Annual Amount of Dividends. Dividends shall be payable on the shares of the 4.60% Convertible Series in the amount of $4.60 per share per annum, and no more.

III. Redemption. None of the shares of the 4.60% Convertible Series may be redeemed prior to January 1, 1986, unless cash dividends in a total amount of not less than $4.60 shall have been paid during the twelve calendar months immediately preceding the first day of the month in which such redemption is to be effected on the number of shares of the Common Stock equal to the number issuable, on the last day of such twelve months period, on conversion of one share of the 4.60% Convertible Series. Subject to the foregoing, the shares of the 4.60% Convertible Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice and in the manner provided in subdivision (d) of Division I of Paragraph 2 of Article Five of the Articles of Incorporation of the Company.

The redemption prices of the shares of the 4.60% Convertible Series shall be: $103 per share if redeemed prior to January 1, 1981; $101.50 per share if redeemed during the five-year period beginning January 1, 1981; and $100 per share if redeemed on or after January 1, 1986; in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

IV. Liquidation Prices. The amount payable on shares of the 4.60% Convertible Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the redemption price thereof applicable at the date fixed for payment, and no more, or $103 per share in case such shares shall not at the time be redeemable, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the 4.60% Convertible Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100 per share, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

V. Conversion Provisions.

(a) The shares of the 4.60% Convertible Series shall be convertible, at the option of the respective holders thereof, into fully paid and nonassessable shares of the Common Stock of the Company at the conversion price of $53.63 per share, in each case taking the shares of the 4.60% Convertible Series at $100 per share, that is, at the rate of 1.86463 shares of Common Stock for each share of the 4.60% Convertible Series; provided, however, that:

(1) as provided in subdivisions (b) and (c) of this division V, such conversion price shall be subject to adjustment or change in certain cases, and, as provided in said subdivision (c), the number of shares of Common Stock issuable upon conversion of shares of the 4.60% Convertible Series shall be subject to increase or decrease in certain cases;

(2) as provided in subdivisions (d) and (e) of this division V, shares or other securities, other than shares of the Common Stock, may in certain cases become issuable upon conversion of shares of the 4.60% Convertible Series;

(3) whenever the Company shall call for redemption any shares of the 4.60% Convertible Series, the conversion rights of the holders thereof shall terminate at the close of business on the fifth day prior to the redemption date (except that if the funds necessary for such redemption shall not be set aside or deposited on or before the redemption date, as provided in the Articles of Incorporation of the Company, such conversion rights shall be reinstated on the redemption date); and

(4) in case of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or in case the Company shall be required, by order or regulation of any commission or other governmental agency having jurisdiction in the premises, to consolidate with or merge into another corporation and such order or regulation shall not permit the provisions of subdivision (e) of this division V to become effective, then and in any such case the conversion rights of the holders of the shares of the 4.60% Convertible Series shall terminate on such date as shall be fixed by the Board of Directors, but not earlier than the close of business on the thirtieth day following the mailing by the Company to the holders of record of the shares of the 4.60% Convertible Series of the statement required by subdivision (h) of this division V to be so mailed.

(b) In case the Company shall at any time or from time to time issue any shares of the Common Stock in addition to the shares to be issued pursuant to the Agreement and Plan of Merger and Reorganization to which the Company is a party, dated January 20, 1976 (other than (i) additional shares issued upon conversion of shares of the 4.60% Convertible Series or shares of the Company's 5% Convertible Preferred Stock or $1.90 Convertible Preference Stock, (ii) additional shares which may be issued by the Company pursuant to any employe stock purchase, stock option or similar plan or plans heretofore or hereafter adopted, and (iii) shares issued pursuant to subdivision (c) of this division V) and such additional shares shall be so issued without consideration or for a consideration per share less than the "minimum price" per share (such price being $55 per share, subject to adjustment as provided in subdivision (c) of this division V), then upon such issue such conversion price shall (until a further adjustment thereof shall be required by the provisions of this subdivision (b)) be reduced to a price, calculated to the nearest (or if there shall be no nearest, then to the next lower) cent, determined by dividing:

(1) an amount equal to the sum of (i) the number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately prior to such issue multiplied by the then effective per share conversion price of the Common Stock, and (ii) the consideration (determined as hereinafter provided) received by the Company upon such issue; by

(2) the total number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately after such issue;

provided, however, that if such conversion price would, by the application of the foregoing formula, be reduced by an amount less than 50 cents, no adjustment of such conversion price shall be made, but in that event the adjustment which, except for this provision, would be required to be made shall be carried forward and made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to a reduction of the then effective conversion price by 50 cents or more.

In determining, for the purposes of this subdivision (b), the number of shares of the Common Stock outstanding at any particular time, there shall be included, without limiting the generally accepted meaning of the term "outstanding" (1) any shares issued on conversion of shares of the 4.60% Convertible Series or the Company's 5% Convertible Preferred Stock or $1.90 Convertible Preference Stock, (2) any shares which, pursuant to paragraph (A) of this subdivision (b) shall be deemed to have been issued but which shall not actually have been issued, or into which the $1.90 Convertible Preference Stock of the Company's predecessor, Northern Illinois Gas Company ("NI-Gas") was initially convertible when issued by NI-Gas, but which had not been issued by NI-Gas, up to and including the effective date of the merger pursuant to the Agreement and Plan of Merger and Reorganization to which the Company is a party dated January 20, 1976, and (3) any shares owned or held by the Company; and there shall be excluded any shares of the Common Stock which may have been issued by the Company or by NI-Gas pursuant to any employe stock purchase, stock option or similar plan or plans of the Company or NI-Gas heretofore (in the case of the Company or NI-Gas) or hereafter (in the case of the Company) adopted.

In determining, for the purposes of this subdivision (b), what constitutes the issue of additional shares of the Common Stock by the Company and the consideration received therefor, the following provisions shall be applicable:

(A) In case the Company shall issue any shares (other than shares of the 4.60% Convertible Series or the Company's 5% Convertible Preferred Stock or $1.90 Convertible Preference Stock) convertible into shares of the Common Stock or any obligations so convertible, all shares of the Common Stock into which such convertible shares or obligations shall be initially convertible shall, on the earliest date on which such convertible shares or obligations shall by their terms be convertible, be deemed to be additional shares of the Common Stock issued as of such date, and the Company shall be deemed to have received, as of such date, for such shares of the Common Stock so deemed to have been issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such convertible shares or obligations, and (ii) such additional consideration, if any, as would be receivable by the Company for or upon issuance of such shares of the Common Stock so deemed to have been issued if issued on the earliest date on which such convertible shares or obligations shall by their terms be convertible.

(B) In case the Company shall issue any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, and if any of such rights or options shall be exercised and shares of the Common Stock shall be issued upon such exercise, the Company shall be deemed to have received for such shares of the Common Stock so issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such shares upon the issuance thereof, and (ii) such additional consideration, if any, as shall have been received by the Company for such rights or options; provided, however, that if such rights or options shall be exercisable over a stated period of time, a recomputation of the conversion price by reason of the exercise thereof need not be made upon each such exercise but may be made at such time or times as shall be determined by the Board of Directors, subject only to the conditions that if the period of time during which such rights or options shall be exercisable shall not exceed 30 days, such recomputation shall be made within 10 days following the expiration of such period, and that if such period shall exceed 30 days, such recomputation shall be made at least once in each month next succeeding a month, within such period, during which any such exercise shall occur.

(C) In case the Company shall issue or sell, for cash, any additional shares of the Common Stock or any shares (other than shares of the 4.60% Convertible Series or the Company's 5% Convertible Preferred Stock or $1.90 Convertible Preference Stock) convertible into shares of the Common Stock or any obligations so convertible, or any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, the consideration received by the Company therefor shall be deemed to be the amount of cash received therefor, plus the amount of any discount (below the public or other offering price) at which such issue or sale shall have been made by the Company, and before deducting the amount of any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issue or sale. In case the Company shall issue or sell, for a consideration other than cash, any such additional shares of the Common Stock or any such convertible shares or obligations or any such rights or options, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration, as determined by the Board of Directors.

(c) In case (i) any shares of the Common Stock shall be issued by the Company as a dividend on the then outstanding Common Stock or on shares of stock of any other class ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, or (ii) the shares of the Common Stock at any time outstanding shall be subdivided, by reclassification or otherwise, into a greater number of shares, the per share conversion price and the per share minimum price of the Common Stock shall be decreased proportionately and the number of shares of the Common Stock issuable upon the conversion of each share of the 4.60% Convertible Series increased proportionately. In case the shares of the Common Stock at any time outstanding shall be combined, by reclassification or otherwise, into a lesser number of shares, the per share conversion price and the per share minimum price of the Common Stock shall be increased proportionately and the number of shares of the Common Stock issuable upon conversion of each share of the 4.60% Convertible Series decreased proportionately.

(d) In case of any reclassification of the Common Stock or any capital reorganization of the Company involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock, the shares of the 4.60% Convertible Series shall thereafter be convertible into the number and class of shares or other securities of the Company to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the 4.60% Convertible Series would have been entitled upon such reclassification or reorganization if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions of this division V with respect to the conversion rights thereafter of the holders of the shares of the 4.60% Convertible Series, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities thereafter issuable or deliverable upon the conversion of shares of the 4.60% Convertible Series.

(e) Subject to the limitation hereinafter stated in this subdivision (e), in case of any consolidation of the Company with or its merger into another corporation, the shares of the 4.60% Convertible Series (or any shares issued in exchange therefor upon such consolidation or merger) shall thereafter be convertible into the number and class of shares or other securities of the corporation resulting from such consolidation or merger to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the 4.60% Convertible Series would have been entitled upon such consolidation or merger if outstanding at the time thereof; and in any such case appropriate adjustment shall be made in the application of the provisions of this division V with respect to the conversion rights thereafter of the holders of the shares of the 4.60% Convertible Series, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities thereafter issuable or deliverable upon the conversion of shares of the 4.60% Convertible Series (or any shares issued in exchange therefor upon such consolidation or merger); and appropriate provision, as determined by the Board of Directors, shall be made as a part of the terms of any such consolidation or merger whereby the conversion rights of the holders of the shares of the 4.60% Convertible Series shall be protected and preserved in accordance with the provisions of this subdivision (e); provided, however, that in case of any such consolidation or merger which may be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises, the provisions of this subdivision (e) shall be effective only if permitted by such order or regulation.

(f) No payment or adjustment with respect to dividends on shares of the 4.60% Convertible Series or on the Common Stock shall be made in connection with any conversion.

(g) Whenever the per share conversion price of the Common Stock shall be adjusted or changed as provided in subdivision (b) or (c) of this division V, the Company shall promptly file with each Transfer Agent for the shares of the 4.60% Convertible Series and, as soon as practicable after such adjustment or change and in no event later than 10 full business days thereafter, shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement signed by an officer of the Company, setting forth the adjusted or changed conversion price determined as provided in said subdivision (b) or (c), as the case may be, and setting forth in reasonable detail the facts requiring such adjustment or change, and, in case of an increase or decrease in the number of shares of the Common Stock issuable upon conversion of each share of the 4.60% Convertible Series, setting forth such increased or decreased number of shares. Each Transfer Agent for the shares of the 4.60% Convertible Series shall be fully protected in relying on such statement and shall be under no duty to examine into the accuracy thereof. If any question shall at any time arise with respect to an adjusted or changed conversion price or the minimum price, such question shall be determined by a firm of independent certified public accountants selected by the Company and acceptable to the Transfer Agents for the shares of the 4.60% Convertible Series, and such determination shall be binding upon the Company and the holders of such shares.

(h) In case:

(1) the Company shall propose to pay any dividend on the Common Stock payable in shares of the Common Stock or to make any other distribution, other than cash dividends, to the holders of the Common Stock; or

(2) the Company shall propose to offer for subscription to the holders of the Common Stock any additional shares of any class or any other rights or options; or

(3) the Company shall propose to effect any reclassification of the Common Stock or any capital reorganization involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock; or

(4) the Company shall propose to consolidate with or merge into another corporation, or to sell or transfer its property and business as or substantially as an entirety, or shall propose to dissolve, liquidate or wind up;

then, in each such case, the Company shall file with each Transfer Agent for the shares of the 4.60% Convertible Series and shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement, signed by an officer of the Company, with respect to the proposed action, such statement to be so filed and mailed at least 10 days, if paragraph (1) or (2) of this subdivision (h) shall be applicable, and at least 40 days, if paragraph (3) or (4) of this subdivision (h) shall be applicable, prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in paragraph (3)

or (4) of this subdivision (h), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform each Transfer Agent for the shares of the 4.60% Convertible Series and the holders of such shares as to the effect of such action upon the conversion rights of such holders.

(i) In order to effect the conversion of shares of the 4.60% Convertible Series the holder of the certificate or certificates therefor shall surrender such certificate or certificates to the Chicago Transfer Agent (acting as the Conversion Agent) for the shares of the 4.60% Convertible Series, with request for conversion. If the shares of the Common Stock issuable upon such conversion are to be issued in a name other than that in which the shares of the 4.60% Convertible Series to be converted are registered, such certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall be accompanied by all necessary stock transfer stamps or equivalent funds.

Upon such surrender of such certificate or certificates, the Company shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion, together with, if the shares of the 4.60% Convertible Series represented by the certificate or certificates therefor surrendered for conversion are not evenly convertible, cash in the amount obtained by multiplying the resulting fraction by the per share conversion price of the Common Stock then effective. In no event shall the Company be required to issue a fraction of a share of the Common Stock upon any conversion of shares of the 4.60% Convertible Series. If the per share conversion price of the Common Stock effective at the time of any conversion is such that the shares of the 4.60% Convertible Series are not evenly convertible into full shares of the Common Stock, the number of shares of the Common Stock to be issuable upon such conversion shall be calculated to the nearest (or if there shall be no nearest, then to the next higher) 1/100 of a share. The Company shall pay all original issue taxes, if any, payable upon the issue of shares of the Common Stock issued upon any conversion.

Such conversion shall be deemed to have been effected on the date of the surrender of such certificate or certificates for shares of the 4.60% Convertible Series, and the person in whose name the certificate or certificates for the shares of the Common Stock issuable upon such conversion are to be issued shall be deemed to be the holder of record of such shares as of such date.

(j) The Company shall at all times have authorized but unissued, or in its treasury, a number of shares of the Common Stock sufficient for the conversion of all shares of the 4.60% Convertible Series from time to time outstanding.

VI. Status of Shares of 4.60% Convertible Series Redeemed or Purchased. No shares of the 4.60% Convertible Series redeemed, purchased or otherwise reacquired by the Company may be reissued as shares of the same series, but such shares shall have the status of authorized and unissued shares of Preferred Stock, subject to later issuance as shares of one or more other series hereafter established.

D. 5% Convertible Preferred Stock Preferences

I. Designation of Series and Number of Shares to be Issuable Therein. Such series of the Preferred Stock shall be designated 5% Convertible Preferred Stock (hereinafter called the "5% Convertible Series"), in which not more than 5,258 shares shall be issuable.

II. Annual Amount of Dividends. Dividends shall be payable on the shares of the 5% Convertible Series in the amount of $5.00 per share per annum, and no more.

III. Redemption. The shares of the 5% Convertible Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice and in the manner provided in subdivision (d) of Division I of Paragraph 2 of the Article Five of the Articles of Incorporation of the Company.

The redemption prices of the shares of the 5% Convertible Series shall be $104 per share if redeemed prior to January 1, 1978; $103 per share if redeemed during the five-year period beginning January 1, 1978; $102 per share if redeemed during the five-year period beginning January 1, 1983; $101 per share if redeemed during the five-year period beginning January 1, 1988; and $100 per share if redeemed on or after January 1, 1993; in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

IV. Liquidation Prices. The amount payable on shares of the 5% Convertible Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the redemption price thereof applicable at the date fixed for payment, and no more, or $100 per share in case such shares shall not at the time be redeemable, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the 5% Convertible Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

V. Conversion Provisions.

(a) The shares of the 5% Convertible Series shall be convertible, at the option of the respective holders thereof, into fully paid and nonassessable shares of the Common Stock of the Company at the conversion price of $32.76 per share, in each case taking the shares of the 5% Convertible Series at $100 per share, that is, at the rate of 3.0525 shares of Common Stock for each share of the 5% Convertible Series; provided, however, that:

(1) as provided in subdivisions (b) and (c) of this division V, such conversion price shall be subject to adjustment or change in certain cases, and, as provided in said subdivision (c), the number of shares of Common Stock issuable upon conversion of shares of the 5% Convertible Series shall be subject to increase or decrease in certain cases;

(2) as provided in subdivisions (d) and (e) of this division V, shares or other securities, other than shares of the Common Stock, may in certain cases become issuable upon conversion of shares of the 5% Convertible Series;

(3) whenever the Company shall call for redemption any shares of the 5% Convertible Series, the conversion rights of the holders thereof shall terminate at the close of business on the fifth day prior to the redemption date (except that if the funds necessary for such redemption shall not be set aside or deposited on or before the redemption date, as provided in the Articles of Incorporation of the Company, such conversion rights shall be reinstated on the redemption date); and

(4) in case of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or in case the Company shall be required, by order or regulation of any commission or other governmental agency having jurisdiction in the premises, to consolidate with or merge into another corporation and such order or regulation shall not permit the provisions of subdivision (e) of this division V to become effective, then and in any such case the conversion rights of the holders of the shares of the 5% Convertible Series shall terminate on such date as shall be fixed by the Board of Directors, but not earlier than the close of business on the thirtieth day following the mailing by the Company to the holders of record of the shares of the 5% Convertible Series of the statement required by subdivision (h) of this division V to be so mailed.

(b) In case the Company shall at any time or from time to time issue any shares of the Common Stock in addition to the shares issued pursuant to the Agreement and Plan of Merger and Reorganization to which the Company is a party, dated January 20, 1976 (other than (i) additional shares issued upon conversion of shares of the 5% Convertible Series or the Company's 4.60% Convertible Preferred Stock or $1.90 Convertible Preference Stock, and (ii) additional shares which may be issued by the Company pursuant to any employe stock purchase, stock option or similar plan or plans heretofore or hereafter adopted) and such additional shares shall be so issued without consideration or for a consideration per share less than the per share conversion price of the Common Stock in effect immediately prior to the time of such issue, then upon such issue such conversion price shall (until a further adjustment thereof shall be required by the provisions of this subdivision (b)) be reduced to a price, calculated to the nearest (or if there shall be no nearest, then to the next lower) cent, determined by dividing:

(1) an amount equal to the sum of (i) the number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately prior to such issue multiplied by the then effective per share conversion price of the Common Stock, and (ii) the consideration (determined as hereinafter provided) received by the Company upon such issue; by

(2) the total number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately after such issue;

provided, however, that if such conversion price would, by the application of the foregoing formula, be reduced by an amount less than 50 cents, no adjustment of such conversion price shall be made, but in that event the adjustment which, except for this provision, would be required to be made shall be carried forward and made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to a reduction of the then effective conversion price by 50 cents or more.

In determining, for the purposes of this subdivision (b), the number of shares of the Common Stock outstanding at any particular time, there shall be included, without limiting the generally accepted meaning of the term "outstanding" (1) any shares issued on conversion of shares of the 5% Convertible Series or the Company's 4.60% Convertible Preferred Stock or $1.90 Convertible Preference Stock, (2) any shares which, pursuant to paragraph (A) of this subdivision (b), shall be deemed to have been issued but which shall not actually have been issued, or into which the 4.60% Convertible Preferred Stock or $1.90 Convertible Preference Stock of the Company's predecessor, Northern Illinois Gas Company ("NI-Gas") was initially convertible when issued by NI-Gas, but which had not been issued by NI-Gas, up to and including the effective date of the merger pursuant to the Agreement and Plan of Merger and Reorganization to which the Company is a party dated January 20, 1976, and (3) any shares owned or held by the Company; and there shall be excluded any shares of the Common Stock which may have been issued by the Company or by NI-Gas pursuant to any employe stock purchase, stock option or similar plan or plans of the Company or NI-Gas heretofore (in the case of the Company or NI-Gas) or hereafter (in the case of the Company) adopted.

In determining, for the purposes of this subdivision (b), what constitutes the issue of additional shares of the Common Stock by the Company and the consideration received therefor, the following provisions shall be applicable:

(A) In case the Company shall issue any shares (other than shares of the 5% Convertible Series or the Company's 4.60% Convertible Preferred Stock or $1.90 Convertible Preference Stock) convertible into shares of the Common Stock or any obligations so convertible, all shares of the Common Stock into which such convertible shares or obligations shall be initially convertible shall, on the earliest date on which such convertible shares or obligations shall by their terms be convertible, be deemed to be additional shares of the Common Stock issued as of such date, and the Company shall be deemed to have received, as of such date, for such shares of the Common Stock so deemed to have been issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such convertible shares or obligations, and (ii) such additional consideration, if any, as would be receivable by the Company for or upon issuance of such shares of the Common Stock so deemed to have been issued if issued on the earliest date on which such convertible shares or obligations shall by their terms be convertible.

(B) In case the Company shall issue any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, and if any of such rights or options shall be exercised and shares of the Common Stock shall be issued upon such exercise, the Company shall be deemed to have received for such shares of the Common Stock so issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such shares upon the issuance thereof, and (ii) such additional consideration, if any, as shall have been received by the Company for such rights or options; provided, however, that if such rights or options shall be exercisable over a stated period of time, a recomputation of the conversion price by reason of the exercise thereof need not be made upon each such exercise but may be made at such time or times as shall be determined by the Board of Directors, subject only to the conditions that if the period of time during which such rights or options shall be exercisable shall not exceed 30 days, such recomputation shall be made within 10 days following the expiration of such period, and that if such period shall exceed 30 days, such recomputation shall be made at least once in each month next succeeding a month, within such period, during which any such exercise shall occur.

(C) In case the Company shall issue or sell, for cash, any additional shares of the Common Stock or any shares (other than shares of the 5% Convertible Series or the Company's 4.60% Convertible Preferred Stock or $1.90 Convertible Preference Stock) convertible into shares of the Common Stock or any obligations so convertible, or any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, the consideration received by the Company therefor shall be deemed to be the amount of cash received therefor, plus the amount of any discount (below the public or other offering price) at which such issue or sale shall have been made by the Company, and before deducting the amount of any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issue or sale. In case the Company shall issue or sell, for a consideration other than cash, any such additional shares of the Common Stock or any such convertible shares or obligations or any such rights or options, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined by the Board of Directors.

(D) In case any shares of the Common Stock shall be issued by the Company as a dividend on the then outstanding Common Stock or on shares of stock of any other class ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, the shares so issued shall be deemed to have been issued without consideration.

(c) In case the shares of the Common Stock at any time outstanding shall be subdivided, by reclassification or otherwise, into a greater number of shares, the per share conversion price of the Common Stock shall be decreased proportionately and the number of shares of the Common Stock issuable upon conversion of each share of the 5% Convertible Series increased proportionately. In case the shares of the Common Stock at any time outstanding shall be combined, by reclassification or otherwise, into a lesser number of shares, the per share conversion price of the Common Stock shall be increased proportionately and the number of shares of the Common Stock issuable upon conversion of each share of the 5% Convertible Series decreased proportionately.

(d) In case of any reclassification of the Common Stock or any capital reorganization of the Company involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the

Common Stock, the shares of the 5% Convertible Series shall thereafter be convertible into the number and class of shares or other securities of the Company to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the 5% Convertible Series would have been entitled upon such reclassification or reorganization if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions of this division V with respect to the conversion rights thereafter of the holders of the shares of the 5% Convertible Series, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities thereafter issuable or deliverable upon the conversion of shares of the 5% Convertible Series.

(e) Subject to the limitation hereinafter stated in this subdivision (e), in case of any consolidation of the Company with or its merger into another corporation, the shares of the 5% Convertible Series (or any shares issued in exchange therefor upon such consolidation or merger) shall thereafter be convertible into the number and class of shares or other securities of the corporation resulting from such consolidation or merger to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the 5% Convertible Series would have been entitled upon such consolidation or merger if outstanding at the time thereof; and in any such case appropriate adjustment shall be made in the application of the provisions of this division V with respect to the conversion rights thereafter of the holders of the shares of the 5% Convertible Series, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities thereafter issuable or deliverable upon the conversion of shares of the 5% Convertible Series (or any shares issued in exchange therefor upon such consolidation or merger); and appropriate provision, as determined by the Board of Directors, shall be made as a part of the terms of any such consolidation or merger whereby the conversion rights of the holders of the shares of the 5% Convertible Series shall be protected and preserved in accordance with the provisions of this subdivision (e); provided, however, that in case of any such consolidation or merger which may be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises, the provisions of this subdivision (e) shall be effective only if permitted by such order or regulation.

(f) No payment or adjustment with respect to dividends on shares of the 5% Convertible Series or on the Common Stock shall be made in connection with any conversion.

(g) Whenever the per share conversion price of the Common Stock shall be adjusted or changed as provided in subdivision (b) or (c) of this division V, the Company shall promptly file with each Transfer Agent for the shares of the 5% Convertible Series and, as soon as practicable after such adjustment or change and in no event later than 10 full business days thereafter, shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement signed by an officer of the Company, setting forth the adjusted or changed conversion price determined as provided in said subdivision (b) or (c), as the case may be, and setting forth in reasonable detail the facts requiring such adjustment or change, and, in case of an increase or decrease in the number of shares of the Common Stock issuable upon conversion of each share of the 5% Convertible Series, setting forth such increased or decreased number of shares. Each Transfer Agent for the shares of the 5% Convertible Series shall be fully protected in relying on such statement and shall be under no duty to examine into the accuracy thereof. If any question shall at any time arise with respect to an adjusted or changed conversion price, such question shall be determined by a firm of independent certified public accountants selected by the Company and acceptable to the Transfer Agents for the shares of the 5% Convertible Series, and such determination shall be binding upon the Company and the holders of such shares.

(h) In case:

(1) the Company shall propose to pay any dividend on the Common Stock payable in shares of the Common Stock or to make any other distribution, other than cash dividends, to the holders of the Common Stock; or

(2) the Company shall propose to offer for subscription to the holders of the Common Stock any additional shares of any class or any other rights or options; or

(3) the Company shall propose to effect any reclassification of the Common Stock or any capital reorganization involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock; or

(4) the Company shall propose to consolidate with or merge into another corporation, or to sell or transfer its property and business as or substantially as an entirety, or shall propose to dissolve, liquidate or wind up;

then, in each such case, the Company shall file with each Transfer Agent for the shares of the 5% Convertible Series and shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement, signed by an officer of the Company, with respect to the proposed action, such statement to be so filed and mailed at least 10 days, if paragraph (1) or (2) of this subdivision (h) shall be applicable, and at least 40 days, if paragraph (3) or (4) of this subdivision (h) shall be applicable, prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in paragraph (3) or (4) of this subdivision (h), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform each Transfer Agent for the shares of the 5% Convertible Series and the holders of such shares as to the effect of such action upon the conversion rights of such holders.

(i)  In order to effect the conversion of shares of the 5% Convertible Series the holder of the certificate or certificates therefor shall surrender such certificate or certificates to the Chicago Transfer Agent (acting as the Conversion Agent) for the shares of the 5% Convertible Series, with request for conversion. If the shares of the Common Stock issuable upon such conversion are to be issued in a name other than that in which the shares of the 5% Convertible Series to be converted are registered, such certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall be accompanied by all necessity stock transfer stamps or equivalent funds.

Upon such surrender of such certificate or certificates, the Company shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion, together with, if the shares of the 5% Convertible Series represented by the certificate or certificates therefor surrendered for conversion are not evenly convertible, cash in the amount obtained by multiplying the resulting fraction by the per share conversion price of the Common Stock then effective. In no event shall the Company be required to issue a fraction of a share of the Common Stock upon any conversion of shares of the 5% Convertible Series. If the per share conversion price of the Common Stock effective at the time of any conversion is such that the shares of the 5% Convertible Series are not evenly convertible into full shares of the Common Stock, the number of shares of the Common Stock to be issuable upon such conversion shall be calculated to the nearest (or if there shall be no nearest, then to the next higher) 1/100 of a share. The Company shall pay all original issue taxes, if any, payable upon the issue of shares of the Common Stock issued upon any conversion.

Such conversion shall be deemed to have been effected on the date of the surrender of such certificate or certificates for shares of the 5% Convertible Series, and the person in whose name the certificate or certificates for the shares of the Common Stock issuable upon such conversion are to be issued shall be deemed to be the holder of record of such shares as of such date.

(j) The Company shall at all times have authorized but unissued, or in its treasury, a number of shares of the Common Stock sufficient for the conversion of all shares of the 5% Convertible Series from time to time outstanding.

VI. Status of Shares of 5% Convertible Series Redeemed or Purchased. No shares of the 5% Convertible Series redeemed, purchased or otherwise reacquired by the Company may be reissued as shares of the same series, but such shares shall have the status of authorized and unissued shares of Preferred Stock, subject to later issuance as shares of one or more other series hereafter established.

II. PREFERENCE STOCK

(a) Issue of Preference Stock in Series. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, the Preference Stock in series, and to fix and determine as to each series:

(1)  the designation of, and the number of shares to be issuable in, the series;

(2)  the rate of dividend;

(3)  the price or prices at which, and the terms and conditions on which, shares of the series may be redeemed;

(4)  the amount payable upon shares of the series in the event of voluntary dissolution, liquidation or winding up of the Company;

(5)  the amount payable upon shares of the series in the event of involuntary dissolution, liquidation or winding up of the Company;

(6)  sinking fund provisions, if any, for the redemption or purchase of shares of the series (the term “sinking fund,” as used herein, including any analogous fund, however designated);

(7)  whether shares of the series shall be convertible into shares of any other class, or into shares of any series of the same or any other class, and, if so convertible, the terms and conditions on which such shares may be so converted;

(8)  the relative rights and preferences, and any other terms, conditions or provisions, of shares of the series not inconsistent with the provisions of this Article Five or of The Business Corporation Act of the State of Illinois as such Article or Act may be hereafter amended.

So long as any shares of any series of the Preference Stock shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended, and no action of the Board of Directors shall be taken, so as to reduce the dividend rate, to alter the provisions as to redemption, or otherwise adversely to affect any of the preferences or other rights of the holders, of the shares of such series, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended, or such action taken, with such vote or consent.

(b) Priority. The Preference Stock shall be prior and senior to the Common Stock as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Company.

(c) Dividends. Subject to the preferential rights of the holders of the Preferred Stock with respect to the payment of dividends and sinking fund payments, as set forth in subdivision (c) of Division I, holders of the Preference Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors, at such rate per annum as shall have been fixed by the Board of Directors for the shares of such series. Dividends on the Preference Stock of all series shall, unless otherwise provided by the Board of Directors, be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly dividend to be in respect of the quarterly period ending with the day next preceding the date of such payment; provided, however, that if shares of any series are issued between quarterly dividend payment dates, the first dividend on such shares (1) shall be an amount per share equal to that portion of the quarterly dividend for such series which (A) the period beginning with the date of issue of such shares and ending with the last day of the quarterly dividend period in which such issue occurs, bears to (B) the full quarterly dividend period, and (2) shall be payable on either the first or the second quarterly dividend payment date following the date of issue of such shares as determined by the Board of Directors. Dividends on the Preference Stock of each series shall, unless otherwise provided by the Board of Directors, be cumulative with respect to each share from the date of issue thereof. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Preference Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series of the Preference Stock, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

No dividend shall be paid or other distribution made on any junior stock, other than a dividend or distribution solely of shares of junior stock, and no junior stock shall be purchased or otherwise acquired, other than upon conversion into or exchange for any shares of any other class of stock, by the Company for a consideration, unless (1) all dividends on the Preference Stock for all past dividend periods shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds, and (2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Preference Stock shall have been so paid or set aside.

(d) Redemption of Preference Stock. Except as may be otherwise provided by the Board of Directors in respect of the shares of a particular series, shares of any one or more series of the Preference Stock which are redeemable under the resolution of the Board of Directors providing for the issue of such shares may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice hereinafter provided for, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares which are to be redeemed.

If at any time less than all shares of any series of the Preference Stock shall be called for redemption, the shares so called shall be selected by lot in such manner, or pro rata, all as may be determined by the Board of Directors.

Notice of any proposed redemption shall be given by the Company by mail, or caused by the Company to be so given, not more than 60 nor less than 30 days prior to the redemption date, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Company.

If notice of redemption shall have been duly given as hereinabove provided and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, then, on and after the redemption date, all shares for the redemption of which such funds shall have been so set aside shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease and terminate on the redemption date, except only the right of the holders of the certificates for such shares to receive, out of the funds so set aside, the amount payable upon the redemption thereof without interest.

At any time before, or by the opening of business on, the redemption date the Company may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago, State of Illinois, or in the Borough of Manhattan, the City of New York, State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so as to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (1) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (2) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date of such deposit shall be paid over to the Company forthwith. At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Company, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Company for amounts equal to their pro rata portions of the funds so paid over, without interest. Any interest on or other accretions to funds deposited with such bank or trust company shall belong to the Company.

The provisions of this subdivision (d) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Preference Stock as well as to the optional redemption of shares, except to the extent, if any, that the terms of such sinking fund, as fixed and determined by the Board of Directors, shall expressly otherwise provide.

(e) Status of Preference Stock Redeemed, Purchased or Otherwise Reacquired. All shares of the Preference Stock of any series which shall have been redeemed, purchased or otherwise reacquired by the Company (including shares issued with the privilege of conversion which shall have been surrendered for conversion) may have the status of authorized and unissued shares of Preference Stock, as may, in each case, be determined by the Board of Directors.

(f) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Preference Stock of each series shall be entitled to receive out of the assets of the Company remaining after payment in full shall have been made to the holders of the Preferred Stock, or funds or other assets sufficient for such payment shall have been set aside by the Company, separate and apart from its other assets, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series. If upon any such dissolution, liquidation or winding up, the assets of the Company available for payment to holders of the Preference Stock are not sufficient to make payment in full to the holders of such stock, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall then be outstanding more than one series of the Preference Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

(g) Restrictions on Certain Corporate Action. (1) So long as any shares of the Preference Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors:

(A)  create or authorize any stock of any class ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets;

or

(B)  amend the Articles of Incorporation of the Company so as adversely to affect any of the preferences or other rights of the holders of the Preference Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preference Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of the series so adversely affected shall be required;

(2)  So long as any shares of the Preference Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors, consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to a consolidation of the Company with or its merger into or the sale or transfer of the property and business of the Company as or substantially as an entirety to (A) any corporation which owns directly, or indirectly through one or more other corporations, 50% or more of the voting securities of the Company, (B) any corporation 50% or more of the voting securities of which are so owned by the Company, or (C) any corporation, when such consolidation, merger, sale or transfer shall be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises. The term “sale or transfer,” as used in this part (2), includes a lease or exchange but does not include a mortgage or pledge.

(h) Preemptive Rights. Holders of the Preference Stock shall not have any preemptive rights.

III. COMMON STOCK

(a) Dividends. Subject to the preferential rights of the holders of the Preferred Stock and the Preference Stock with respect to the payment of dividends and sinking fund payments, as set forth in subdivisions (c) of Division I and Division II, respectively, holders of the Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors.

(b) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive, ratably in accordance with the numbers of shares held by them respectively, the assets of the Company, available for payment to shareholders, remaining after payment in full shall have been made to holders of the Preferred Stock and the Preference Stock in accordance with the provisions of subdivision (g) of Division I and subdivision (f) of Division II, respectively.

Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

(c) Preemptive Rights. Holders of the Common Stock shall not have any preemptive rights.

Article Six

Intentionally Left Blank

Article Seven

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

Article Eight

The number of directors to be elected at the first meeting of the shareholders is Three.

Article Nine

Intentionally Left Blank

Article Ten

Paragraph 1: The Corporation shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Paragraph 2: Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

Paragraph 3: The rights provided by or granted under this Article Ten are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Paragraph 4: The indemnification and advancement of expenses provided by or granted under this Article Ten shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

Paragraph 5: The Board of Directors may, by resolution, extend the indemnification and advancement of expenses provisions of this Article Ten to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an agent of the Corporation or is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Article Eleven

No director of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article Eleven does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article Eleven shall not eliminate or limit the liability of a director for any act or omission occurring before the date when this Article Eleven becomes effective.